Exhibit 10(jjj)

CLEVELAND-CLIFFS INC

Amendment No. 1

to

Long-Term Incentive Program Participant Grant and Agreement

for

Joseph A. Carrabba

This Amendment No. 1 is executed as of the date set forth below by Cleveland-Cliffs Inc (the “Company”);

WITNESSETH:

WHEREAS, effective May 8, 2000, Cleveland Cliffs Inc (the “Company”) established the Cleveland-Cliffs Inc Long-Term Incentive Plan (the “Incentive Plan”) in order to attract and retain executives and other key employees of the Company and its subsidiaries and to align their interests directly with the interests of the shareholders of the Company by increasing the Company’s long-term value and exceeding the performance of peer companies; and

WHEREAS, in conjunction with the Incentive Plan, the Company entered into a Long-Term Incentive Plan Participant Grant and Agreement Year 2006 (“2006 Participant Grant”) with certain eligible employees, including Joseph A. Carrabba (the “Carrabba 2006 Participant Grant”);

WHEREAS, the Company reserved the right to amend any 2006 Participant Grant pursuant to its Section 5.7; and

WHEREAS, the Company desires to amend the Carrabba 2006 Participant Grant in order to grant additional Performance Shares and Retention Units, effective September 1, 2006;

NOW, THEREFORE, pursuant to Section 5.7 of the 2006 Participant Grant, Carrabba’s 2006 Participant Grant is hereby amended, effective September 1, 2006, as follows:

(1) The ninth “WHEREAS” clause of the Preamble of Carrabba’s 2006 Participant Grant is hereby amended by the deletion of such clause in its entirety and the substitution in lieu thereof of new clauses to read as follows:

“WHEREAS, on May 8, 2006 (“Date of First Grant”) the Committee authorized the granting to the Participant of Seven Thousand Fifty Five (7,055) Performance Shares and an additional One Thousand Two Hundred Forty Five (1,245) Retention Units covering the incentive period commencing January 1, 2006 and ending December 31, 2008 (“Incentive Period”) under the Incentive Program, which Performance Shares and Retention Units were split in half, effective June 30, 2006, thus providing the Participant Fourteen Thousand One Hundred Ten (14,110) Performance Shares and Two Thousand Four Hundred Ninety (2,490) Retention Units following the split; and

WHEREAS, on September 1, 2006 (“Date of Second Grant”) the Committee authorized the granting to the Participant an additional Fourteen Thousand One Hundred Ten (14,110) Performance Shares and Two Thousand Four Hundred Ninety (2,490) Retention Units covering the Incentive Period under the Incentive Program; and”

IN WITNESS WHEREOF, the Company, by its appropriate officer, duly authorized, has executed this Amendment No. 1 as of this 15th day of September , 2006.

CLEVELAND-CLIFFS INC

By:	/s/ Randy L. Kummer